UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2020

American Public Education, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-33810	01-0724376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Congress Street Charles Town, West Virginia	25414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 304-724-3700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	APEI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On October 28, 2020, American Public Education, Inc. (“APEI”) entered into a definitive agreement to acquire Rasmussen University, a nursing- and health sciences-focused institution serving over 18,000 students at its 24 campuses across six states and online.

Pursuant to the terms of a Membership Interest Purchase Agreement (the “Agreement”) with FAH Education, LLC (“Seller”), Rasmussen, LLC (“Rasmussen”), and Rasmussen College, LLC (together with Rasmussen, the “Acquired Companies”), a wholly owned subsidiary of Rasmussen, APEI agreed to purchase from Seller all of the units of membership interests in Rasmussen (the “Acquisition”) for $300 million in cash consideration and $29 million in shares of a new series of non-voting preferred stock of APEI (the “Preferred Stock”) to be issued at the closing of the Acquisition (the “Closing”) (or, at APEI’s election, up to an additional $29 million in cash in lieu thereof), subject to customary adjustments, including for net working capital, cash, and debt of the Acquired Companies prior to the Closing.

The Agreement contains customary representations, warranties, and covenants that include, among others, a covenant requiring the Acquired Companies to use commercially reasonable efforts to conduct their business in the ordinary course and substantially the same manner as conducted prior to entering into the Agreement. Subject to certain limitations, the Agreement requires APEI to use commercially reasonable efforts to obtain the debt financing for the Acquisition described under “Commitment Letter” below prior to the Closing. However, it is not a closing condition that APEI obtains the debt financing.

The Agreement also contains customary indemnification provisions, including the requirement for Seller to indemnify APEI for certain losses arising out of inaccuracies in or breaches of Seller’s and the Acquired Companies’ representations, warranties, covenants, and certain other matters, subject to specified caps, thresholds, and deductibles. APEI has obtained a buy-side representations and warranties insurance policy covering up to 15% of the aggregate purchase price, subject to certain exclusions and retention amounts, and Seller’s indemnification obligations will be secured in part by a $1.2 million indemnity escrow.

Under the terms of the Agreement, $1.0 million of the aggregate purchase price will be deposited into an escrow account at the Closing to secure the payment of certain post-Closing purchase price adjustments in favor of APEI.

Pursuant to the Agreement, under certain circumstances, APEI can request renegotiation of the aggregate purchase price in the event of a significant decrease in the weighted average stock prices of a group of publicly traded companies operating for-profit schools with nursing programs (including APEI) in the 10-day period prior to the Closing.

The Closing is expected to occur by the middle of the third quarter of 2021, subject to the satisfaction or waiver of closing conditions that include, among others, regulatory review by the U.S. Department of Education, approval by the Higher Learning Commission, and approval of or notices to other regulatory and accrediting bodies. The Agreement may be terminated by mutual written consent of APEI and Seller, or by APEI or Seller if the Closing has not taken place by 5 p.m. Eastern Time on December 15, 2021 and closing conditions have not been satisfied or waived by that time, if the Acquisition is prohibited by a court, governmental authority or law, in the event of certain uncured breaches of warranties or covenants, or in the event of a failure to renegotiate the aggregate purchase price if requested as described above.

The Preferred Stock, if issued, will be non-voting and will accrue dividends of 9% per annum, increasing to 15% after the third anniversary of issuance. Subject to limited exceptions, the Preferred Stock will be senior to APEI’s common stock with respect to the payment of dividends and distribution of assets in the event of any liquidation, dissolution or winding up of change in control of APEI. The Preferred Stock will be redeemable at APEI’s option at any time for an amount equal to the original issuance price per share, plus any accrued and unpaid dividends thereon. The Preferred Stock will be convertible at any time after the third anniversary of issuance and in certain instances of nonpayment of dividends into shares of APEI’s common stock, at a conversion price equal to the average volume-weighted price per share of the common stock for the 10 trading days immediately preceding the date of calculation of the conversion price, subject to a price floor.

The foregoing summary of the Agreement is qualified in its entirety by the text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Commitment Letter

In connection with entering into the Agreement, on October 28, 2020, APEI entered into a senior secured credit facilities commitment letter (the “Commitment Letter”) with Macquarie Capital (USA) Inc. (“Macquarie Capital”) and Macquarie Capital Funding LLC (“Macquarie Lender”), pursuant to which Macquarie Lender committed to provide (i) a senior secured term loan facility in the aggregate principal amount of $175 million (the “Term Facility”) and (ii) a senior secured revolving loan facility in an aggregate commitment amount of $20 million (together with the Term Facility, the “Facilities”). Macquarie Capital will act as lead arranger and bookrunner with respect to the Facilities. Proceeds from the Facilities will be used to finance a portion of the cash consideration for the Acquisition.

The foregoing summary of the Commitment Letter is qualified in its entirety by the text of the Commitment Letter, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On October 28, 2020, APEI announced certain preliminary information regarding APEI’s results of operations for the three months ended September 30, 2020 (the “Preliminary Results”). The Preliminary Results were contained in APEI’s press release announcing entrance into the Agreement, a copy of which is furnished as Exhibit 99.1 hereto.

Item 7.01	Regulation FD Disclosure.

Copies of the press release issued by APEI announcing entrance into the Agreement and an investor presentation to be used in connection with a conference call being held with investors on October 29, 2020 are furnished as Exhibits 99.1 and 99.2, respectively, hereto and incorporated by reference herein.

Cautionary Information Regarding Forward-Looking Statements

Statements made in this Current Report on Form 8-K regarding APEI or its subsidiaries that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates, and projections about APEI and its industry. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “seek,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “will,” “would,” and other similar words or expressions. Forward-looking statements in this Current Report on Form 8-K include, without limitation, statements regarding the timing of the Closing and use of proceeds of the Facilities. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: the satisfaction of conditions to the Closing, including the failure to obtain or delay in obtaining required regulatory and accreditor approvals; APEI’s ability to obtain financing for the transaction; the significant transaction and integration costs APEI has incurred and expects to incur in connection with the Acquisition; the difficulty, cost, and time required to integrate Rasmussen’s business; that Rasmussen may have liabilities that are not known to APEI; risks related to market and other general economic conditions, including as a result of COVID-19; other events that could adversely impact the Acquisition and the Closing; and the various risks described in the “Risk Factors” section and elsewhere in APEI’s Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the period ended June 30, 2020, and other filings with the SEC. APEI undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
No.	Description

2.1	Membership Interest Purchase Agreement, dated October 28, 2020, by and among American Public Education, Inc., FAH Education, LLC, Rasmussen, LLC, and Rasmussen College, LLC.

10.1	Commitment Letter, dated October 28, 2020, by and among American Public Education, Inc., Macquarie Capital (USA) Inc and Macquarie Capital Funding LLC.

99.1	American Public Education, Inc. press release dated October 28, 2020.

99.2	American Public Education, Inc. investor presentation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Public Education, Inc.

Date: October 29, 2020
	By:	/s/ Richard W. Sunderland, Jr.
Richard W. Sunderland, Jr.
Executive Vice President and Chief Financial Officer